Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of ironSource Ltd. of our report dated February 4, 2021 relating to the financial statements of ironSource Ltd., which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
May 4, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited